Exhibit 99.1

BioTime Announces Positive Secondary and Additional Positive Long-Term Data from the Renevia® Pivotal Trial

  Filing for Renevia® CE mark by the end of 2017
  Positive long-term data in HIV-associated lipoatrophy reinforces Renevia’s® potential in multibillion-dollar global facial aesthetics market

ALAMEDA, Calif.--(BUSINESS WIRE)--September 26, 2017--BioTime, Inc. (NYSE American: BTX), a clinical-stage biotechnology company focused on developing and commercializing products addressing degenerative diseases, today announced that treated patients from the Renevia® pivotal trial in Europe retained an average of 70% of the transplanted volume at 12 months. Additionally, preliminary data for five patients indicates an average retention of 64% of the transplanted volume at 18 months. These data exceed management expectations for long-term performance of the Renevia® transplant. BioTime remains on track to file Renevia® for CE mark approval by the end of the year.

The Renevia® trial data will be further discussed at the BioTime presentation at the Ladenburg Thalmann 2017 Healthcare Conference in New York. The presentation is scheduled for 2:00 pm ET/11:00 am PT today, September 26, 2017. A live webcast and subsequent archived replay of the BioTime’s presentation may be accessed via the investor relations section of the BioTime’s website at www.investor.biotimeinc.com/phoenix.zhtml?c=83805&p=irol-EventDetails&EventId=5263572.

“These additional positive data further support our confidence that Renevia® may soon become an important, stable long-term solution, not only for people with HIV-associated lipoatrophy, but for people with any facial fat loss, whether caused by pharmaceuticals, trauma or aging,” said BioTime’s Co-Chief Executive Officer, Adi Mohanty. “We are moving quickly to submit an application for a CE mark to the European regulatory agency, with a possible approval and commercial launch in 2018.”

BioTime previously reported meeting the primary endpoint of this pivotal trial and now has the remaining required data, secondary endpoints and safety report to complete the clinical data package necessary to file for a CE mark in Europe. The secondary endpoints, such as qualitative improvements, trended positive and support the statistically significant primary endpoint. Secondary data points were not powered for statistical significance, but positive trends were seen in both the Mid-Face Volume Deficit Scale and Body Image Quality of Life Inventory. BioTime remains on track for filing the CE mark application by the end of this year with possible approval and launch next year.

In this pivotal trial, BioTime studied patients with HIV-associated lipoatrophy, which is a severe form of lipoatrophy characterized by the pathological loss of body fat from under the skin. All Renevia® transplants were well tolerated and there were no device-related serious adverse events noted in this pivotal trial. The primary endpoint was the change in hemifacial volume at six months in the treated patients compared to patients in the delayed treatment arm as measured by 3-D photographic volumetric assessment. The 3-D volumetric endpoint directly measures retained volume over time.

The additional data were encouraging as further supporting the commercial prospects of Renevia®, and its potential for label expansion into other indications, such as cosmetic facial aesthetics. The facial aesthetics market is estimated to be over 5 billion dollars and growing at or near double digits.

Treated patients received approximately 5cc of Renevia® in each side of the face (hemifacial) and the following table details the average (mean) volume measured through 18 months.

	6 Months	9 Months	12 Months	18 Months
Patients	28	21	15	5
Mean volume measured (cc)	5.1	4.1	3.5	3.2
Percent of retention	100%	82%	70%	64%

While only a small number of patients have been observed through 18 months, the results thus far are encouraging.

This positive data, along with the secondary endpoints and full safety report, will be presented at the upcoming International Federation for Adipose Therapeutics and Science (IFATS) conference. The IFATS conference will be held in Miami, FL. from November 30th through December 3rd of this year.

About Renevia®

Renevia® is an investigational medical device that is being developed as an alternative for whole adipose tissue transfer (fat grafting) procedures. Renevia’s® hydrogel polymer network provides the requisite amino acid sequences for adipose stromal vascular cell attachment and may support proliferation, localization and adipogenic differentiation. Renevia® is part of the HyStem® hydrogel family of proprietary injectable matrices, which are designed to facilitate the survival and growth of transplanted cells.

About BioTime, Inc.

BioTime is a late stage clinical biotechnology company focused on developing and commercializing products addressing degenerative diseases. The Company’s current clinical programs are targeting three primary sectors, aesthetics, ophthalmology and cell/drug delivery. Its clinical programs are based on two platform technologies: pluripotent cells, which can become any type of cell in the human body, and cell/drug delivery. Renevia®, a cell delivery product, met its primary endpoint in an EU pivotal trial for the treatment of facial lipoatrophy in HIV patients earlier this year. Submission for approval of Renevia® is expected later this year, with an anticipated commercial launch in 2018. OpRegen®, a retinal pigment epithelium transplant therapy, is in a Phase I/IIa multicenter trial for the treatment of dry age-related macular degeneration, the leading cause of blindness in developing countries. BioTime also has significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc. (NYSE American: AST) and OncoCyte Corporation (NYSE American: OCX), and one private company, AgeX Therapeutics, Inc.

BioTime common stock is traded on the NYSE American and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

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Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

CONTACT:
Investor Contact:
BioTime
David Nakasone, 510-871-4188
DNakasone@biotimeinc.com
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